EXHIBIT 99.1

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303	News Release: C-2014 Nov. 13, 2005

KOCH INDUSTRIES TO ACQUIRE GEORGIA-PACIFIC

FOR $48 PER SHARE IN CASH

Transaction, subject to completion, valued at $21 billion, including debt

•	Georgia-Pacific and Koch Industries boards unanimously approve $48/share offer

•	Georgia-Pacific to become a privately held, wholly owned subsidiary of Koch Industries

•	Koch Industries expecting to commence cash tender offer for Georgia-Pacific shares this week

•	The company will continue to operate as Georgia-Pacific from its Atlanta headquarters

ATLANTA / WICHITA, Kan. - Georgia-Pacific Corp. (NYSE: GP) and Koch Industries, Inc., today announced they have reached a definitive agreement for Koch Forest Products, Inc., a wholly owned Koch subsidiary, to make a $48 per share cash tender offer for all shares of Georgia-Pacific. The transaction has been unanimously approved by the boards of directors of Georgia-Pacific and Koch.

The transaction has an equity value of $13.2 billion and a total enterprise value of $21 billion, including all Georgia-Pacific debt. The price to Georgia-Pacific shareholders represents a premium of 39 percent based on the closing price of Georgia-Pacific common stock on Nov. 11.

Koch Forest Products expects to launch a cash tender offer for all outstanding shares of Georgia-Pacific common stock no later than Nov. 18, followed by a second step cash-out merger at the offer price. The closing of the tender offer is expected to be completed promptly, subject to customary closing conditions, including antitrust clearances in various countries.

The transaction is not conditioned on financing. Debt financing has been secured by Koch through Citigroup.

Koch has confirmed that Georgia-Pacific will be operated as a privately held, wholly owned subsidiary of Koch Industries. Georgia-Pacific will continue to do business worldwide under the Georgia-Pacific name and continue to operate its businesses from its Atlanta headquarters as an independently managed company.

Included in the transaction are all assets of Georgia-Pacific, including its North America and international consumer products segments, as well as its building products, packaging, and paper and bleached board segments.

“This transaction is the most dramatic step yet in Georgia-Pacific’s history and its transformation. We are pleased it offers very significant, incremental value to our shareholders, as is warranted by our company’s tremendous assets and talented employees,” said A.D. “Pete” Correll, Georgia-Pacific chairman and chief executive officer. “Koch’s acquisition of Georgia-Pacific will enable us to move into the future in an exciting fashion and continue achieving our financial and operating goals with committed new ownership that is exceptionally strong financially, has a long history of outstanding business success and a dedication to operational excellence.”

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“Georgia-Pacific is an outstanding company with highly talented employees, a heritage of leadership in the marketplace and strong branded products,” said Charles G. Koch, chairman and chief executive officer of Koch Industries, Inc. “By joining our group of privately held companies, Georgia-Pacific will be able to maintain a long-term focus on growth and a commitment to delivering value for all of its constituents. As a wholly owned Koch subsidiary, it will benefit from our historical practice of reinvesting up to 90 percent of earnings in our businesses. We have extensive experience with cyclical, highly competitive businesses and the ability to commit appropriate resources to enhance the company’s assets and pursue a growth agenda.”

Koch acquired Georgia-Pacific’s non-integrated market and fluff pulp operations at New Augusta, Miss., and Brunswick, Ga., in May 2004. Since the purchase, Koch has invested in these businesses, which have been operating as Koch Cellulose. Upon completion of this transaction, these operations will be reintegrated with Georgia-Pacific businesses.

“Through the experience we gained in our recent transaction with Koch, we are very familiar with Koch’s outstanding strategic asset management approach and capabilities,” Correll said. “It is gratifying that the same highly effective leadership team we dealt with earlier took a focused interest in all of Georgia-Pacific and in our continuing success story as an industry leader. We are confident that this combination will be a winner, bringing superior strengths, shared core values and readiness to compete in all of our markets.”

Added Koch’s Joe W. Moeller, president and chief operating officer, “We view this major acquisition not only as a key strategic investment for Koch but as a platform for future growth. We believe this transaction represents a unique opportunity in which each of our enterprises and employees will be able to prosper together.”

Goldman, Sachs & Co. acted as exclusive financial advisor to Georgia-Pacific; the company’s legal counsel are Shearman & Sterling LLP and King & Spalding LLP. Koch’s financial advisor is Citigroup Corporate and Investment Banking; its transaction counsel is Latham & Watkins LLP.

Headquartered at Atlanta, Georgia-Pacific is one of the world’s leading manufacturers and marketers of tissue, packaging, paper, building products and related chemicals. With 2004 annual sales of approximately $20 billion, the company employs 55,000 people at more than 300 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft ‘n Gentle®, Mardi Gras®, Vanity Fair® and Lotus®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific’s building products manufacturing business has long been among the nation’s leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.GP.com

Koch Industries, Inc., based in Wichita, Kan., (www.Kochind.com) owns a diverse group of companies engaged in trading, operations and investments worldwide, including a presence in 50 countries in such core industries as trading, petroleum, chemicals, energy, fibers, fertilizers, pulp and paper, ranching, securities and finance.

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NOTICE TO INVESTORS: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Georgia-Pacific common stock described in this press release has not commenced. At the time the offer is commenced an indirect, wholly owned subsidiary of Koch Industries will file a tender offer statement on Schedule TO with the Securities and Exchange Commission and Georgia-Pacific will file a solicitation/recommendation statement on schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Georgia-Pacific security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site www.sec.gov.

FORWARD-LOOKING STATEMENTS: Any statements made regarding the proposed transaction between Koch Industries, Inc. and Georgia-Pacific Corporation, the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction, earnings, the maintenance of Georgia-Pacific’s headquarters in Atlanta and any other statements contained in this news release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, the discussion of risks and uncertainties in the Georgia-Pacific 2004 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Contacts:

Georgia-Pacific Corp.	Koch Industries, Inc.
Sheila Weidman – (404) 652-6322	Mary Beth Jarvis – (316) 828-3756
Robin Keegan – (404) 652-4713

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